Exhibit 99.1

GM FINANCIAL REPORTS SEPTEMBER QUARTER OPERATING RESULTS

•	Earnings of $161 million

•	Consumer loan and lease originations of $3.2 billion

•	End of period earning assets of $27.6 billion

•	Results reflect acquisition of international operations through quarter-end

FORT WORTH, TEXAS October 30, 2013 – GENERAL MOTORS FINANCIAL COMPANY, INC. (“GM Financial” or the “Company”) announced earnings of $161 million for the quarter ended September 30, 2013, compared to $123 million for the quarter ended September 30, 2012. Earnings for the nine months ended September 30, 2013 were $445 million, compared to $372 million for the nine months ended September 30, 2012. Earnings include $7 million and $29 million in pre-tax acquisition and integration expenses for the quarter and nine month period ended September 30, 2013, respectively.

Consumer loan originations were $2.5 billion for the quarter ended September 30, 2013, compared to $2.5 billion for the quarter ended June 30, 2013, and $1.5 billion for the quarter ended September 30, 2012. Consumer loan originations for the nine months ended September 30, 2013 were $6.3 billion, compared to $4.4 billion for the nine months ended September 30, 2012. The outstanding balance of consumer finance receivables totaled $19.3 billion at September 30, 2013.

Consumer loan originations in North America for the quarter and nine month period ended September 30, 2013 were $1.3 billion and $4.0 billion, respectively.

Operating lease originations of General Motors Company (“GM”) vehicles were $727 million for the quarter ended September 30, 2013, compared to $834 million for the quarter ended June 30, 2013 and $299 million for the quarter ended September 30, 2012. Operating lease originations for the nine months ended September 30, 2013 were $2.2 billion, compared to $1.1 billion for the nine months ended September 30, 2012. Leased vehicles, net, totaled $3.1 billion at September 30, 2013.

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The outstanding balance of commercial finance receivables was $5.2 billion at September 30, 2013 compared to $4.9 billion at June 30, 2013 and $560 million at December 31, 2012. The outstanding balance of the North America commercial finance receivables at September 30, 2013 was $1.4 billion.

Consumer finance receivables 31-to-60 days delinquent were 3.8% of the portfolio at September 30, 2013, compared to 5.2% at September 30, 2012. Accounts more than 60 days delinquent were 1.5% of the portfolio at September 30, 2013, compared to 1.9% a year ago. Consumer finance receivables 31-to-60 and more than 60 days delinquent for North America were 6.0% and 2.2%, respectively, at September 30, 2013.

Annualized net credit losses were 1.9% of average consumer finance receivables for the quarter ended September 30, 2013, compared to 2.5% for the quarter ended September 30, 2012. For the nine months ended September 30, 2013, annualized consumer net credit losses were 1.9%, compared to 2.2% last year. Annualized net credit losses for North America as a percent of average North America consumer finance receivables were 2.8% and 2.5%, respectively, for the three and nine months ended September 30, 2013.

The Company had total available liquidity of $4.5 billion at September 30, 2013, consisting of $1.8 billion of unrestricted cash, approximately $1.9 billion of borrowing capacity on unpledged eligible assets, $249 million of borrowing capacity on unsecured lines of credit and $600 million on a line of credit from GM.

The Company acquired Ally Financial’s auto finance and financial services operations in Germany, the United Kingdom, Italy, Sweden, Switzerland, Austria, Belgium, the Netherlands, Greece, Spain, Chile, Colombia and Mexico on April 1, 2013 and acquired Ally Financial’s auto finance and financial services operations in France and Portugal on June 1, 2013. The results of operations of the acquired entities since the applicable acquisition dates are included in the results for the three and nine months ended September 30, 2013. The information provided below in the Consolidated Statements of Income, the Consolidated Balance Sheets and the accompanying operational and financial data for the three and nine months ended September 30, 2012 represent only operations in North America. Furthermore, the presentation convention has been changed from “thousands” to “millions” to simplify the review and analysis of the financial information. Some prior period amounts may not round under the new convention in a manner consistent with the previous presentation.

About GM Financial

General Motors Financial Company, Inc. is the captive finance company for and a wholly-owned subsidiary of General Motors Company and is headquartered in Fort Worth, Texas. For more information, visit www.gmfinancial.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements which are the Company’s current views with respect to future events and financial performance. These forward-looking statements are subject to many assumptions, risks and uncertainties that could cause actual results to differ significantly from historical results or those anticipated by the Company. The most significant of these risks are detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s annual report on Form 10-K for the year ended December 31, 2012. Such risks include – but are not limited to – our ability to close the acquisition of the remaining portion of Ally Financial’s international operations that we have not already acquired and integrate the operations that we have acquired and will acquire into our business successfully, changes in general economic and business conditions, GM’s ability to sell new vehicles that we finance, our dependence on the financial condition of GM dealers, interest rate and exchange rate fluctuations, our financial condition and liquidity, as well as future cash flows and earnings, competition, the effect, interpretation or application of new or existing laws, regulations, court decisions and accounting pronouncements, the availability of sources of financing, the level of net charge-offs, delinquencies and prepayments on the loans and leases we originate, the prices at which used cars are sold in the wholesale auction markets, and changes in business strategy, including acquisitions and expansion of product lines and credit risk appetite. If one or more of these risks of uncertainties materializes, or if underlying assumptions prove incorrect, the Company’s actual results may vary materially from those expected, estimated or projected. Actual events or results may differ materially. It is advisable not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to, and does not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

General Motors Financial Company, Inc.

Consolidated Statements of Income

(Unaudited, in Millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenue
Finance charge income	$647	$417	$1,709	$1,179
Leased vehicle income	172	80	415	199
Other income	48	17	119	54

	867	514	2,243	1,432

Costs and expenses
Operating expenses	203	105	502	297
Leased vehicle expenses	133	56	314	147
Provision for loan losses	117	78	311	188
Interest expense	168	75	414	202
Acquisition and integration expenses	7		29

	628	314	1,570	834

Income before income taxes	239	200	673	598
Income tax provision	78	77	228	226

Net income	$161	$123	$445	$372

Consolidated Balance Sheets

(Unaudited, in Millions)

	September 30, 2013	December 31, 2012
Assets
Cash and cash equivalents	$1,756	$1,289
Finance receivables, net	23,867	10,998
Restricted cash	1,371	744
Property and equipment, net	124	52
Leased vehicles, net	3,100	1,703
Deferred income taxes	69	107
Goodwill	1,156	1,108
Related party receivables	111	66
Other assets	330	130

Total assets	$31,884	$16,197

Liabilities and Shareholder’s Equity
Liabilities
Secured debt	$18,447	$9,378
Unsecured debt	5,228	1,500
Accounts payable and accrued expenses	594	217
Deferred income	157	70
Deferred income taxes	64
Taxes payable	126	93
Related party taxes payable	598	559
Other liabilities	153	1
Related party payable	357

Total liabilities	25,724	11,818

Shareholder’s equity	6,160	4,379

Total liabilities and shareholder’s equity	$31,884	$16,197

Operational and Financial Data

(Unaudited, Dollars in Millions)

	Three Months Ended
	September 30,
	2013			2012
	North America	International	Total	North America
Consumer loan originations	$1,270	$1,233	$2,503	$1,478
GM lease originations	$727		$727	$299
GM new vehicle loans and leases as a percent of total loan and lease originations	56.0%	85.0%	67.1%	43.5%

	Nine Months Ended
	September 30,
	2013			2012
	North America	International	Total	North America
Consumer loan originations	$3,980	$2,350	$6,330	$4,363
GM lease originations	$2,180		$2,180	$1,077
GM new vehicle loans and leases as a percent of total loan and lease originations	55.5%	85.4%	63.7%	44.5%

	Three Months Ended
	September 30,
	2013			2012
	North America	International	Total	North America
Average consumer finance receivables	$11,438	$7,448	$18,886	$10,657
Average commercial finance receivables	1,244	3,781	5,025	222

Average finance receivables	12,682	11,229	23,911	10,879
Average leased vehicles, net	2,883	4	2,887	1,483

Average earning assets	$15,565	$11,233	$26,798	$12,362

	Nine Months Ended
	September 30,
	2013			2012
	North America	International	Total	North America
Average consumer finance receivables	$11,281	$4,801	$16,082	$10,241
Average commercial finance receivables	998	2,428	3,426	98

Average finance receivables	12,279	7,229	19,508	10,339
Average leased vehicles, net	2,393	4	2,397	1,227

Average earning assets	$14,672	$7,233	$21,905	$11,566

	September 30, 2013			December 31, 2012
	North America	International	Total	North America
Consumer finance receivables	$11,467	$7,797	$19,264	$10,993
Commercial finance receivables	1,357	3,889	5,246	560
Leased vehicles, net	3,097	3	3,100	1,703

Ending earning assets	$15,921	$11,689	$27,610	$13,256

	September 30, 2013			December 31, 2012
	North America	International	Total	North America
Consumer
Pre-acquisition consumer finance receivables - outstanding balance	$1,154	$445	$1,599	$2,162

Pre-acquisition consumer finance receivables - carrying value	$1,028	$424	$1,452	$1,958
Post-acquisition consumer finance receivables, net of fees	10,313	7,352	17,665	8,831

	11,341	7,776	19,117	10,789
Less: allowance for loan losses	(453)	(14)	(467)	(345)

Total consumer finance receivables, net	10,888	7,762	18,650	10,444

Commercial
Commercial finance receivables, net of fees	1,355	3,812	5,167	560
Commercial finance receivables, individually evaluated for impairment, net of fees	2	77	79
Less: allowance for loan losses - collective	(12)	(13)	(25)	(6)
Less: allowance for loan losses - specific	(1)	(3)	(4)

Total commercial finance receivables, net	1,344	3,873	5,217	554

Total finance receivables, net	$12,232	$11,635	$23,867	$10,998

	September 30, 2013			December 31, 2012
	North America	International	Total	North America
Allowance for loan losses as a percentage of post-acquisition consumer finance receivables	4.4%	0.2%	2.6%	3.9%

Allowance for loan losses as a percentage of commercial finance receivables	1.0%	0.4%	0.6%	1.1%

	September 30, 2013			September 30, 2012
	North America	International	Total	North America
Loan delinquency as a percent of ending consumer finance receivables:
31 - 60 days	6.0%	0.6%	3.8%	5.2%
Greater than 60 days	2.2	0.6	1.5	1.9

Total	8.2%	1.2%	5.3%	7.1%

The Company analyzes portfolio performance of both the pre-acquisition and post-acquisition consumer finance receivable portfolios on a combined basis. This information allows for the ability to analyze credit loss trends of the combined portfolio and also facilitates comparisons of current and historical results. The following is a reconciliation of charge-offs on the post-acquisition consumer finance receivable portfolio to credit losses on the combined portfolio (in millions):

	Three Months Ended
	September 30,
	2013			2012
	North America(a)	International	Total	North America(a)
Charge-offs	$153	$18	$171	$82
Adjustments to reflect write-offs of the contractual amounts on the pre-acquisition portfolio	34	4	38	67

Total credit losses	$187	$22	$209	$149

	Nine Months Ended
	September 30,
	2013			2012
	North America(a)	International	Total	North America(a)
Charge-offs	$401	$18	$419	$186
Adjustments to reflect write-offs of the contractual amounts on the pre-acquisition portfolio	123	9	132	236

Total credit losses	$524	$27	$551	$422

(a)	Total credit losses on the portfolio in the North American segment is comprised of the sum of repossession credit losses and mandatory credit losses.

The following table presents credit loss data (which includes charge-offs on the post-acquisition portfolio and write-offs of contractual amounts on the pre-acquisition portfolios) with respect to our consumer finance receivables portfolio (dollars in millions):

	Three Months Ended
	September 30,
	2013			2012
	North America	International(a)	Total	North America
Repossession credit losses	$180	$18	$198	$139
Less: recoveries	(105)	(15)	(120)	(82)
Mandatory credit losses(b)	7	4	11	10

Net credit losses	$82	$7	$89	$67

Net annualized credit losses as a percentage of average consumer finance receivables(c):	2.8%	0.4%	1.9%	2.5%
Recoveries as a percentage of gross repossession credit losses:	58.7%			59.2%

	Nine Months Ended
	September 30,
	2013			2012
	North America	International(a)	Total	North America
Repossession credit losses	$519	$18	$537	$418
Less: recoveries	(313)	(15)	(328)	(257)
Mandatory credit losses(b)	5	9	14	4

Net credit losses	$211	$12	$223	$165

Net annualized credit losses as a percentage of average consumer finance receivables(c):	2.5%	0.4%	1.9%	2.2%
Recoveries as a percentage of gross repossession credit losses:	60.3%			61.5%

(a)	Repossession credit losses for the international segment represent the write-down of receivables to net realizable value, net of any recovery payments received. As a result, a calculation of recoveries as a percentage of gross repossession credit losses is not meaningful.
(b)	Mandatory credit losses represent accounts 120 days delinquent in the post-acquisition portfolio that are charged off in full, with no recovery amounts realized at time of charge-off, net of any subsequent recoveries as well as the net write-down of consumer finance receivables in repossession to the net realizable value of the repossessed vehicle when the repossessed vehicle is legally available for sale.
(c)	Average consumer finance receivables are defined as the average daily receivable balance excluding the carrying value adjustment.

	Three Months Ended
	September 30,
	2013			2012
	North America	International	Total	North America
Annualized operating expenses as a percent of average earning assets(a)	3.0%	3.0%	3.0%	3.4%

	Nine Months Ended
	September 30,
	2013			2012
	North America	International	Total	North America
Annualized operating expenses as a percent of average earning assets(a)	3.1%	3.1%	3.1%	3.4%

(a)	Excluding lease and acquisition and integration expenses

Investor Relations contacts:

Susan Sheffield

(817) 302-7355

Stephen Jones

(817) 302-7119